As filed with the Securities and Exchange Commission on December 19, 2006.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation or organization)	91-1572822 (I.R.S. Employer Identification No.)
111 North Wall Street
Spokane, Washington 99201
(Address of Principal Executive Offices) (Zip Code)
FirstBank NW Corp. 1998 Stock Option Plan
Oregon Trail Financial Corp. 1998 Stock Option Plan
(Full title of the plans)
Andrew J. Schultheis, Secretary
Sterling Financial Corporation
111 North Wall Street
Spokane, Washington 99201
(509) 227-5389
(Name, address and telephone number, including area code, of agent for service)
Copies to:
Andrew J. Schultheis, Esq.
Richard A. Repp, Esq.
Witherspoon, Kelley, Davenport
& Toole, P.S.
West 422 Riverside Avenue, Suite 1100
Spokane, Washington 99201
(509) 624-5265
CALCULATION OF REGISTRATION FEE

Title of each		Proposed maximum	Proposed maximum	Amount of
class of securities	Amount to be	offering price per	aggregate offering	registration fee
to be registered	registered (1)	share (2)	price (2)	(3)
Common Stock, par value $1.00 per share	187,632	N/A	$6,386,993.28	$683.41

(1)	Consists of common shares (the “Common Stock”) of Sterling Financial Corporation, a Washington corporation (“Sterling” or “Registrant”) that may be issued upon exercise of currently outstanding stock options (the “Options”) granted under the following equity plans: (1) the FirstBank NW Corp. 1998 Stock Option Plan; and (2) the Oregon Trail Financial Corp. 1998 Stock Option Plan (collectively, the “FirstBank Plans”). Options awarded under the FirstBank NW Plans were assumed by Sterling pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of June 4, 2006 by and between Sterling and FirstBank NW Corp., a Washington corporation (“FirstBank”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued as a result of a stock split, stock dividend or similar adjustment to the outstanding Common Stock.

(2)	Calculated in accordance with Rule 457(c) and 457(h) under the Securities Act by multiplying $34.04, the average of the high and low sales prices for Sterling common stock, as reported on the Nasdaq Global Select Market on December 14, 2006, by the estimated maximum number of shares of Sterling common stock that may be issued pursuant to the FirstBank Plans.

(3)	Calculated in accordance with Rule 457(h) under the Securities Act by multiplying the proposed maximum aggregate offering price by 0.000107.

PART I
INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS
     The documents containing the information specified in Part I of this Form S-8 will be sent or given to participants in the FirstBank Plans, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such document(s) are not being filed with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Commission are incorporated herein by reference:
(a)	Sterling’s Annual Report on Form 10-K for the year ended December 31, 2005.

(b)	All other reports filed by Sterling pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in Item 3(a) above.

(c)	The description of Sterling’s common stock contained in its registration statement on Form S-3 (Registration No. 333-130512) filed on December 20, 2005, including any amendment or report filed for the purpose of updating such description.
     Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.
     All documents filed by Sterling pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.
     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not Applicable
Item 5. Interests of Named Experts and Counsel.
     Not Applicable
Item 6. Indemnification of Directors and Officers.
     Section 23B.08.570 of the Washington Business Corporation Act authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors, officers, employees and other agents of the corporation (“Agents”) in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.
     Our Board of Directors has resolved to indemnify the officers and directors of the registrant to the full extent permitted by Section 23B.08.570 of the Washington Business Corporation Act, and Article XI of our Amended and Restated Articles of Incorporation and Article X of our Amended and Restated Bylaws authorize the registrant to provide for indemnification of officers and directors to the same extent. This indemnification limits the personal monetary liability of directors in performing their duties on behalf of the registrant, to the extent permitted by the Washington Business Corporation Act, and permits the registrant to indemnify its directors and officers against certain liabilities and expenses, to the extent permitted by the Washington Business Corporation Act. In addition, the registrant maintains a directors and officers liability insurance policy that insures its directors and officers against certain liabilities, including certain liabilities under the Securities Act of 1933.

Item 7. Exemption From Registration Claimed.
     Not Applicable
Item 8. Exhibits.
     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Exhibit
Number	Description

4.1	Restated Articles of Incorporation of Sterling. Filed as Exhibit 4.1 to Sterling’s registration statement on Form S-3 filed on December 20, 2005 and incorporated by reference herein.

4.2	Articles of Amendment of Restated Articles of Incorporation of Sterling. Filed as Exhibit 4.2 to Sterling’s registration statement on Form S-3 filed on December 20, 2005 and incorporated by reference herein.

4.3	Amended and Restated Bylaws of Sterling. Filed as Exhibit 3.3 to Sterling’s registration statement on Form S-4 filed on December 9, 2002 and incorporated by reference herein.

5.1	Opinion of Witherspoon, Kelley, Davenport & Toole, P.S. Filed herewith.

23.1	Consent of BDO Seidman, LLP. Filed herewith.

23.2	Consent of Witherspoon, Kelley, Davenport & Toole, P.S. (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of attorney (set forth on the signature pages to the Registration Statement).

99.1	FirstBank NW Corp. 1998 Stock Option Plan. Filed herewith.

99.2	Oregon Trail Financial Corp. 1998 Stock Option Plan. Filed herewith.
Item 9. Undertakings.
     The undersigned registrant hereby undertakes:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Sterling pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     4. That, for purposes of determining any liability under the Securities Act, each filing of Sterling’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Sterling pursuant to the foregoing provisions, or otherwise, Sterling has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Sterling of expenses incurred or paid by a director, officer or controlling person of Sterling in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Sterling will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Signatures
     Pursuant to the requirements of the Securities Act of 1933, as amended, Sterling certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on December 19, 2006.

STERLING FINANCIAL CORPORATION
By	/s/ Harold B. Gilkey
	Name:	Harold B. Gilkey
	Title:	Chairman and Chief Executive Officer
Power Of Attorney
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold B. Gilkey and Daniel G. Byrne, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold B. Gilkey Harold B. Gilkey	Chairman of the Board, Chief Executive Officer, Principal Executive Officer	December 19, 2006

/s/ William W. Zuppe William W. Zuppe	President, Chief Operating Officer, Director	December 19, 2006

/s/ Daniel G. Byrne Daniel G. Byrne	Executive Vice President, Assistant Secretary and Principal Financial Officer	December 19, 2006

/s/ Robert G. Butterfield Robert G. Butterfield	Vice President, Controller and Principal Accounting Officer	December 19, 2006

Signature	Title	Date

/s/ Rodney W. Barnett Rodney W. Barnett	Director	December 19, 2006

/s/ Donald N. Bauhofer Donald N. Bauhofer	Director	December 19, 2006

/s/ William L. Eisenhart William L. Eisenhart	Director	December 19, 2006

/s/ James P. Fugate James P. Fugate	Director	December 19, 2006

/s/ Robert D. Larrabee Robert D. Larrabee	Director	December 19, 2006

/s/ Donald J. Lukes Donald J. Lukes	Director	December 19, 2006

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Restated Articles of Incorporation of Sterling. Filed as Exhibit 4.1 to Sterling’s registration statement on Form S-3 filed on December 19, 2005 and incorporated by reference herein.

4.2	Articles of Amendment of Restated Articles of Incorporation of Sterling. Filed as Exhibit 4.2 to Sterling’s registration statement on Form S-3 filed on December 19, 2005 and incorporated by reference herein.

4.3	Amended and Restated Bylaws of Sterling. Filed as Exhibit 3.3 to Sterling’s registration statement on Form S-4 filed on December 9, 2002 and incorporated by reference herein.

5.1	Opinion of Witherspoon, Kelley, Davenport & Toole, P.S. Filed herewith.

23.1	Consent of BDO Seidman, LLP. Filed herewith.

23.2	Consent of Witherspoon, Kelley, Davenport & Toole, P.S. (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of attorney (set forth on the signature pages to the Registration Statement).

99.1	FirstBank NW Corp. 1998 Stock Option Plan. Filed herewith.

99.2	Oregon Trail Financial Corp. 1998 Stock Option Plan. Filed herewith.